UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2010

RICHARDSON ELECTRONICS, LTD.

(Exact name of registrant as specified in charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois	60147-0393
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 208-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition Agreement

On October 1, 2010, Richardson Electronics, Ltd., a Delaware corporation (the “Company”), certain subsidiaries of the Company (collectively with the Company, the “Sellers”), and Arrow Electronics, Inc., a New York corporation (“Arrow”) entered into an Acquisition Agreement (the “Acquisition Agreement”). The Acquisition Agreement provides that Arrow will acquire all of the assets primarily used or held for use in, and certain liabilities of, the Company’s RF, Wireless & Power Division (“RFPD”), as well as certain other Company assets, including its information technology assets, in exchange for $210 million in cash payable at closing, subject to a post-closing working capital adjustment (the “Transaction”). In connection with the Transaction, the Company and Arrow will enter into a Transition Services Agreement pursuant to which each of Arrow and the Company will provide certain services to the other, including Arrow providing the Company with information technology services for a minimum three-year period after the closing.

The Acquisition Agreement contains certain customary representations, warranties and covenants, including, among other things, covenants that, subject to certain exceptions: (i) the Sellers will conduct the RFPD business in the ordinary course consistent with past practice, (ii) the Sellers and Arrow shall each cooperate with one another to take all actions as may be reasonably required to consummate the transactions contemplated by the Acquisition Agreement, (iii) the Company shall not solicit, initiate or encourage the submission of any alternative proposals to the Transaction, (iv) for a period of 3 years after the closing of the Transaction, the Sellers will not compete with the RFPD business and Arrow will not compete with the business of the Company’s Electron Device Group, and (v) for a period of three years after the closing of the Transaction, the Sellers will not solicit the employment of any employees who transfer to Arrow at the closing of the Transaction, and Arrow will not solicit the employment of any of the employees of the Sellers. The Acquisition Agreement also contains covenants that require the Company to call and hold a special stockholders meeting and, subject to certain exceptions, require the Company’s board of directors to recommend to its stockholders the adoption of the Acquisition Agreement. The Acquisition Agreement also contains mutual indemnification provisions for breaches of representations and warranties, and covenants, which in the case of the Company’s indemnification obligations are subject to a de minimis limitation of $10,000, an indemnification threshold of $2.1 million and an indemnification cap of $42 million, subject to certain exceptions.

The Acquisition Agreement also requires Arrow to make offers of employment to all RFPD employees, as well as certain other employees of the Sellers (approximately 410 employees in total), on substantially the same terms as their current employment with the Sellers.

The closing of the Transaction is subject to various conditions, including: (i) the approval of the Transaction by the Company’s stockholders in accordance with Delaware law, (ii) the absence of any applicable law that prohibits, makes illegal or enjoins the consummation of the Transaction, (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act relating to the Transaction and the receipt of certain other foreign antitrust approvals, and (iv) the accuracy in all material respects of the other party’s representations and warranties and the other party having performed in all material respects its obligations under the Acquisition Agreement.

The Acquisition Agreement contains certain termination rights for both of the Company and Arrow, including: (i) the right of the Company to terminate the Acquisition Agreement in order to accept an alternative proposal that constitutes a “Superior Proposal” (as defined in the Acquisition Agreement), but only if Arrow does not make a counter offer that is at least as favorable as any such Superior Proposal within 48 hours of receipt of an Acquisition Proposal (as defined in the Acquisition Agreement), and (ii) the right of either party to terminate if the Transaction is not consummated by April 1, 2011. The Acquisition Agreement further provides that, upon a termination in certain specified circumstances, the Company may be required to pay Arrow a termination fee of $8.4 million and expenses up to $1.6 million.

The parties expect the closing of the Transaction to occur in early 2011.

The foregoing description of the Transaction and the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated by reference herein.

The Company may use the after-tax proceeds from the Transaction for a variety of uses, including strategic acquisitions, repurchases of outstanding shares of common stock, dividends to stockholders and general corporate purposes.

The Acquisition Agreement and the above description of the Acquisition Agreement have been included to provide investors with information regarding the terms of the Acquisition Agreement. It is not intended to provide any other factual information about the Company or its subsidiaries or affiliates. The representations, warranties and covenants contained in the Acquisition Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Acquisition Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Acquisition Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. Accordingly, investors should read the representations and warranties in the Acquisition Agreement not in isolation but only in conjunction with the other information about the Company and its subsidiaries that the Company includes in reports, statements, and other filings it makes with the Securities and Exchange Commission (the “SEC”).

Voting Agreement

As a condition to Arrow entering into the Acquisition Agreement, Arrow and Edward J. Richardson, Chairman, Chief Executive Officer, Chief Operating Officer and President of the Company, who beneficially owns and has the right to vote shares of the Company’s Common Stock which collectively represent approximately 67% of the voting power of the issued and outstanding shares of the Company’s Common Stock, have entered into a Voting Agreement (the “Voting Agreement”) pursuant to which Edward J. Richardson has agreed to vote in favor of the approval and adoption of the Acquisition Agreement and the transactions contemplated thereby.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated by reference herein.

Additional Information

In connection with the proposed Transaction, the Company will be filing a proxy statement with the SEC. The final proxy statement will be mailed to stockholders of the Company. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Stockholders will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about the Company, without charge, at the SEC’s website (http://www.sec.gov). Free copies of the Company’s filings also may be obtained by directing a request to: Richardson Electronics, Ltd., 40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois 60147-0393, Attention: Secretary.

Proxy Solicitation

The Company and certain of its directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from its stockholders in connection with the proposed Transaction. Information concerning the interests of the persons who may be considered “participants” in the solicitation will be set forth in the proxy statement relating to the Transaction and other relevant materials to be filed with the SEC when they become available. Additional information concerning the directors and executive officers is set forth in the Company’s proxy statements and annual reports on Form 10-K (including any amendments thereto) previously filed with the SEC.

Caution Concerning Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The terms “may,” “should,” “could,” “anticipate,” “believe,” “continues,” “estimate,” “expect,” “intend,” “objective,” “plan,” “potential,” “project” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. These statements are based on management’s current expectations, intentions, or beliefs and are subject to a number of factors, assumptions, and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements. The material factors and assumptions that could cause actual results to differ materially from current expectations include, without limitation, the following: (1) the inability to close the Transaction in a timely manner; (2) the inability to complete the Transaction due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the Transaction, including required regulatory and court approvals; (3) the failure of the transaction to close for any other reason; (4) the effect of the announcement of the transaction on the Company’s business relationships, operating results and business generally; (5) general competitive, economic, political and market conditions and fluctuations; (6) actions taken or conditions imposed by the United States and foreign governments; (7) adverse outcomes of pending or threatened litigation or government investigations; and (8) other factors that may affect future results of the Company described in the section entitled “Risk Factors” in the proxy statement to be mailed to the Company’s stockholders and in the Company’s filings with the SEC that are available on the SEC’s web site located at http://www.sec.gov, including the sections entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended May 29, 2010. Readers are strongly urged to read the full cautionary statements contained in those materials. The Company undertakes no obligation to update any such factor or to publicly announce the results of any revisions to any forward-looking statements contained herein whether as a result of new information, future events, or otherwise.

Item 8.01	Other Events.

On October 1, 2010, the Company issued a press release announcing the execution of the Acquisition Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Also on October 1, 2010, the Company sent an email to all Company employees regarding the Transaction. A copy of the email is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits

Exhibit 2.1	Acquisition Agreement, dated October 1, 2010, among the Company, certain subsidiaries of the Company and Arrow.

Exhibit 10.1	Voting Agreement, dated October 1, 2010, between Edward J. Richardson and Arrow.

Exhibit 99.1	Press Release, dated October 1, 2010, regarding the execution of the Acquisition Agreement.

Exhibit 99.2	Company Email, dated October 1, 2010, regarding the Transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.

Date: October 1, 2010	By:	/S/ KYLE C. BADGER
	Name:	Kyle C. Badger
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit 2.1	Acquisition Agreement, dated October 1, 2010, among the Company, certain subsidiaries of the Company and Arrow.

Exhibit 10.1	Voting Agreement, dated October 1, 2010, between Edward J. Richardson and Arrow.

Exhibit 99.1	Press Release, dated October 1, 2010, regarding the execution of the Acquisition Agreement.

Exhibit 99.2	Company Email, dated October 1, 2010, regarding the Transaction.